Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS ("Amendment") is executed as of August 8, 2018, by and between the financial institutions signatory hereto (individually a “Lender,” and collectively the “Lenders”), CITIZENS BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Agent”), UNIQUE FABRICATING NA, INC., a Delaware corporation ("US Borrower"), and UNIQUE-INTASCO CANADA, INC., a corporation organized under the laws of the province of British Columbia ("CA Borrower", called together with US Borrower, the "Borrowers" and each of them referred to herein as a "Borrower").

RECITALS

WHEREAS, Borrowers, Agent and the Lenders are party to a Credit Agreement dated April 29, 2016, as amended by a First Amendment to Credit Agreement and Loan Documents dated October 28, 2016, a Second Amendment to Credit Agreement and Loan Documents dated effective as of July 31, 2017, and a Third Amendment to Credit Agreement and Loan Documents dated effective as of March 26, 2018 (as so amended, and as further amended from time to time, the "Agreement") providing terms and conditions governing certain loans and other credit accommodations extended and to be extended by the Lenders and/or Agent to Borrowers, together with various other documents, written agreements, certificates and instruments between Agent, Lenders, Borrowers and/or Guarantors in connection therewith (the foregoing, as amended or modified from time to time, are collectively referred to herein as the "Loan Documents"); and

WHEREAS, Borrowers, Lenders and Agent desire to make certain amendments and modifications to the Agreement and Loan Documents.

NOW, THEREFORE, IT IS HEREBY AGREED by Borrowers, Agent and Lenders, that the Agreement is hereby amended as follows:

1.Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings given them in the Agreement.

2.Amendments to Agreement.

(a)    Definitions. The following definitions are hereby amended and restated in their entirety under, or added to, Section 1.1 of the Agreement, as applicable, to read as follows:
"Arkansas Mortgage" means that certain Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated December 18, 2013, recorded January 6, 2014 as Instrument No. 2014F-00163 in the Official Records of Sebastian County, Arkansas, as amended by a First Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated April 29, 2016, recorded May 24, 2016 as Instrument No. 2016F-07658 in the Official Records of Sebastian County, Arkansas, encumbering the Arkansas Property.
"Arkansas Property" shall mean that certain real property commonly known as 3233 South Zero Street, Fort Smith, Arkansas 72901, which is more fully described in the Arkansas Mortgage.
"Asset Sale" shall mean the sale, transfer or other disposition by any Credit Party of any asset to any Person (other than to Borrowers or a Guarantor), but shall exclude (i) the sale by Unique-Presco of the Tennessee Property, (ii) to the extent consummated prior to December 31, 2018, the sale by Unique-Presco of the Arkansas Property, and (iii) sales of Supplier Accounts pursuant to Supplier Agreements.
(b)    Mandatory Repayment of Revolving Credit Advances. Section 2.8(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit 10.1

"(b)    The US Borrower shall cause 100% of the aggregate proceeds received by Unique-Presco from the sale of the Tennessee Property and the sale of the Arkansas Property (to the extent such sales is not considered an Asset Sale), net of the ordinary and customary direct costs incurred in connection with such sales, to be applied ratably to the Revolving Credit Advances then outstanding. Such application shall not permanently reduce the Revolving Credit Aggregate Commitment."
(c)    Distributions. Section 7.5 of the Agreement is hereby amended and restated in its entirety to read as follows:
"7.5    Dividends and Distributions. Make any Distribution other than Distributions to the US Borrower by its Subsidiaries on account of any class of capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock unless, after giving effect to the Distribution, (i) the Post-Distribution DSCR shall be greater than (A) 1.00 to 1.00 with respect to Distributions made during the fiscal quarter ended September 30, 2018, and (B) 1.10 to 1.00 with respect to any other Distributions; and (ii) Borrowers remain in compliance with the financial covenants set forth in Section 7.1 hereof, after giving pro forma effect to the payment of such dividend or distribution."
(d)    Sale of Assets. Section 7.8 of the Agreement is hereby amended and restated in its entirety to read as follows:
"7.8     Sale of Assets. Sell, lease or otherwise dispose of any of its assets, except (a) Inventory in the ordinary and usual course of business, (b) machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the relevant Borrower's or Subsidiary’s business, (c) Asset Sales involving sales or other disposals not in excess of, during any Fiscal Year, twenty five percent (25%) of Consolidated total assets of US Borrower and its Subsidiaries, determined as of the last day of the preceding Fiscal Year, (d) the sale of the Tennessee Property and the sale of the Arkansas Property, provided that the net proceeds thereof are applied in accordance with Section 2.8(b) hereof, and (e) the sale of Supplier Accounts pursuant to Supplier Agreements which have been reviewed and approved by Agent, in an aggregate amount of not more than (i) with respect to Yanfeng Accounts, Three Hundred Thousand Dollars ($300,000) in any calendar month, and (ii) with respect to all Accounts (including Yanfeng Accounts) that are generated as a result of sales of inventory and/or provisions of services in the ordinary course of business, Three Million Dollars ($3,000,000) in any calendar month, provided that the proceeds of such sales are deposited in the deposit accounts of the relevant Borrower or Domestic Subsidiary with the Agent."
3.Consent of the Lenders. Notwithstanding anything to the contrary in any of the Loan Documents, the Agent and each of the Lender hereby consent to the sale of the Arkansas Property and the release and discharge of the Arkansas Mortgage, provided however, that the net cash proceeds of such sale are applied in accordance with the terms of the Agreement, as amended by this Amendment.

4.Representations and Warranties. Each Borrower represents, warrants, and agrees that:

(a)This Amendment may be executed in as many counterparts as Agent, the Lenders and Borrowers deem convenient, and shall become effective upon delivery to Agent of (i) all executed counterparts hereto, and (ii) execution and delivery of such other documents and instruments as the Agent and Lenders may require in connection herewith, including without limitation the consent of the Guarantors in the form attached as Exhibit A.

(b)Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations, with the same force and effect as if entirely restated in this Amendment.
(c)When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of each Borrower enforceable in accordance with its terms. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

Exhibit 10.1

(d)No Default or Event of Default has occurred under the Agreement or any other Loan Document, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a Default or Event of Default.

5.No Other Changes; Ratification. Except as specifically provided in this Amendment, the terms and conditions of the Agreement and Loan Documents remain unchanged and in full force and effect, and the parties hereto ratify and confirm such terms and conditions. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Agreement.

6.Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrowers, Agent and the Lenders. In executing this Amendment, Borrowers are not relying on any promise or commitment of Agent or the Lenders that is not in writing signed by Agent and the Lenders.

8.Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.
9.No Defenses. Borrowers acknowledge, confirm, and warrant to Agent and the Lenders that as of the date hereof Borrowers have absolutely no defenses, claims, rights of set-off, or counterclaims against Agent and/or the Lenders under, arising out of, or in connection with this Amendment, the Agreement, the Loan Documents and/or the Indebtedness.

10.Expenses. Borrowers shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Agent and Lenders incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

11.WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWERS KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWERS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS AND THE AGENT OR THE BORROWERS, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.
[Signatures on following page]

Exhibit 10.1

This Amendment is executed and delivered as of the date first entered above.
BORROWERS:

UNIQUE FABRICATING NA, INC.,
as US Borrower

By:
Thomas Tekiele
Its:    Chief Financial Officer

UNIQUE-INTASCO CANADA, INC.,
as CA Borrower

By:
Thomas Tekiele
Its:    Secretary

CITIZENS BANK, NATIONAL ASSOCIATION,
as Agent and Lender

By:
Michael Farley
Its:    Senior Vice President

FLAGSTAR BANK, FSB,
as Lender

By:
Dan Zinser
Its:    Vice President

FIFTH THIRD BANK,
as Lender

By:
Margaret Sigler
Its:    Vice President

Exhibit 10.1

EXHIBIT A
ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby: (i) acknowledges and consents to the execution, delivery and performance of that certain Fourth Amendment to Credit Agreement and Loan Documents of even date herewith between Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc., as "Borrowers", Citizens Bank, National Association in its capacities as a "Lender" and "Agent", Flagstar Bank, FSB, in its capacity as a "Lender", and Fifth Third Bank, in its capacity as a "Lender", executed in connection with the Credit Agreement dated as of April 29, 2016 among Borrowers, Lenders and the Agent, as amended (the "Agreement"), and (ii) ratifies and affirms its Continuing Agreement of Guaranty and Suretyship dated as of April 29, 2016 (the "Guaranty"), which Guaranty remains in full force and effect with respect to all Indebtedness (as defined in the Agreement and as amended by this Amendment) and each of the other Loan Documents previously executed and delivered by it and/or Borrowers.

Executed as of the 8th day of August, 2018.

UNIQUE FABRICATING NA, INC.
UNIQUE FABRICATING, INC.
UNIQUE-CHARDAN, INC.
UNIQUE MOLDED FOAM TECHNOLOGIES, INC.
UNIQUE-PRESCOTECH, INC.
UNIQUE FABRICATING REALTY, LLC
UNIQUE FABRICATING SOUTH, INC.
UNIQUE-INTASCO USA, INC.

By:
    Thomas Tekiele, Secretary of each of
    the above entities